EXHIBIT 5.1

[Letterhead of Womble Carlyle Sandridge & Rice, PLLC]

October 20, 2005

PokerTek, Inc.

1020 Crews Road, Suite J

Matthews, North Carolina 28106

Re:	Registration Statement on Form S-8 Relating to the PokerTek, Inc. 2004 Stock Incentive Plan, as amended and restated, and PokerTek, Inc. 2005 Stock Incentive Plan

Ladies and Gentlemen:

We have served as counsel for PokerTek, Inc. (the “Registrant”) in connection with its registration under the Securities Act of 1933, as amended (the “Securities Act”), of: (1) 786,250 shares of its common stock, no par value per share (the “2004 Plan Shares”), which are proposed to be offered and sold pursuant to the PokerTek, Inc. 2004 Stock Incentive Plan, as amended and restated (the “2004 Plan”); and (2) 1,625,000 shares of its common stock, no par value per share (together with the 2004 Plan Shares, the “Shares”) which are proposed to be offered and sold pursuant to the PokerTek, Inc. 2005 Stock Incentive Plan (the “2005 Plan” and, together with the 2004 Plan, the “Plans” or, individually, a “Plan”). The Registrant is filing a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) with respect to the Shares. This opinion is provided pursuant to the requirements of Item 8(a) of Form S-8 and Item 601(b)(5) of Regulation S-K.

We have reviewed the Registrant’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records of the Registrant, including minute books of the Registrant as furnished to us by the Registrant, certificates of public officials and of representatives of the Registrant, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Registrant with respect to the accuracy of the factual matters contained in such certificates.

In connection with such review, we have assumed with your permission: (1) the genuineness of all signatures and the legal capacity of all signatories; (2) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (3) the proper issuance and accuracy of certificates of public officials and representatives of the Registrant. In rendering opinions as to future events, we have assumed the facts and law existing on the date hereof; and (4) that the Registrant’s Board of Directors has determined that the consideration to be received by the Registrant upon the exercise of outstanding options under the 2004 Plan is adequate.

Based on and subject to the foregoing and the qualifications and limitations set forth below, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the respective Plan under which such Shares were issued, will be validly issued, fully paid and nonassessable.

This opinion letter is delivered solely for your benefit in connection with the Registration Statement and the transactions provided for therein and may not be quoted in whole or in part, referred to, filed with any governmental agency or otherwise used or relied upon by any other person or for any other purpose without our prior written consent.

This opinion is limited to the laws of the State of North Carolina, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act, or other rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Carlyle Sandridge & Rice, PLLC